                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in the Registration Statement on Form S-4 (File No. 333-2920) of America First Apartment Investors, L.P. of our report dated January 26, 1996, on our audit of the financial statements of Jefferson Place L.P. as of December 31, 1995 and for the year then ended.

                                       /s/ MUELLER, PROST, PURK & WILLBRAND,
                                           P.C.

St. Louis, Missouri
May 13, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in the Registration Statement on Form S-4 (File No. 333-2920) of America First Apartment Investors, L.P. of our report dated April 30, 1996, on our audit of the financial statements of Sunpointe Associates Limited Partnership as of December 31, 1995 and for the year then ended.


                                       /s/ MUELLER, PROST, PURK & WILLBRAND,
                                           P.C.



                                           Certified Public Accountants



June 5, 1996